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As filed with the Securities and Exchange Commission on August 31, 2016

File No. 001-37762

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Yum China Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-2421743 (I.R.S. employer identification number)
1441 Gardiner Lane Louisville, Kentucky (Address of principal executive offices)	40213 (Zip code)

(888) 298-6986
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 YUM CHINA HOLDINGS, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        This Registration Statement on Form 10 incorporates by reference information contained in the Information Statement filed herewith as Exhibit 99.1. The cross-reference sheet below identifies where the items required by Form 10 can be found in the Information Statement.

Item 1.    Business.

        The information required by this item is contained under the sections of the Information Statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," "The Separation and Distribution" and "Where You Can Find More Information" Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the Information Statement entitled "Risk Factors" That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the Information Statement entitled "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the Information Statement entitled "Business—Properties." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the Information Statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the Information Statement entitled "Management of the Company." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections of the Information Statement entitled "Executive Compensation," "Compensation Discussion and Analysis" and "Management of the Company—Compensation Committee Interlocks and Insider Participation." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

        The information required by this item is contained under the sections of the Information Statement entitled "Management of the Company" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the Information Statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the Information Statement entitled "Dividend Policy," "Capitalization," "Security Ownership of Certain Beneficial Owners and Management," "The Separation and Distribution—Market for the Company's Common Stock" and "Description of Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the section of the Information Statement entitled "Description of Capital Stock—Sale of Unregistered Securities." That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to Be Registered.

        The information required by this item is contained under the sections of the Information Statement entitled "Dividend Policy," "The Separation and Distribution" and "Description of Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the sections of the Information Statement entitled "Description of Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance" and "Certain Relationships and Related Person Transactions—The Separation and Distribution Agreement—Indemnification." Those sections are incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the Information Statement entitled "Index to Financial Information" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the section of the Information Statement entitled "Index to Financial Information" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)
Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number		Exhibit Description
2.1		Form of Separation and Distribution Agreement**
3.1		Form of Amended and Restated Certificate of Incorporation of Yum China Holdings, Inc.**
3.2		Form of Amended and Restated Bylaws of Yum China Holdings, Inc.**
4.1		Form of Rights Agreement between Yum China Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent*
4.2		Form of Certificate of Designations of Preferred Stock*
10.1		Form of Master License Agreement**
10.2		Form of Tax Matters Agreement**
10.3		Form of Employee Matters Agreement**
10.4		Form of Transition Services Agreement**
10.5		Form of Name License Agreement**
10.6		Form of Guaranty of Master License Agreement**
10.7	‡	Form of Yum China Holdings, Inc. Long Term Incentive Plan*
21.1		Subsidiaries of Yum China Holdings, Inc.*
99.1		Information Statement of Yum China Holdings, Inc., preliminary and subject to completion, dated August 31, 2016**

*
To be filed by amendment.

**
Filed herewith.

‡
Management contract or compensatory plan or arrangement.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

YUM CHINA HOLDINGS, INC.
By:	/s/ MICKY PANT
	Name:	Micky Pant
	Title:	Chief Executive Officer

        Date: August 31, 2016

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YUM CHINA HOLDINGS, INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions, and Director Independence.
  Item 8. Legal Proceedings.
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to Be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES